EX.99.e.iii

Form of

FIFTH AMENDMENT TO FQF TRUST

ETF DISTRIBUTION AGREEMENT

This Fifth Amendment (the “Amendment”) to the Distribution Agreement (the “Agreement”) dated as of July 6, 2011, as amended, by and between FQF Trust (the “Trust”) and Foreside Fund Services, LLC (“Foreside”) is hereby entered into as of November [12], 2018 (the “Effective Date”).

WHEREAS, the Trust and Foreside desire to amend Exhibit A of the Agreement to reflect the deletion of O’Shares FTSE U.S. Quality Dividend ETF, O’Shares FTSE European Quality Dividend ETF, O’Shares FTSE European Quality Dividend Hedged ETF, O’Shares FTSE Asia Pacific Quality Dividend ETF, O’Shares FTSE Asia Pacific Quality Dividend Hedged ETF, QuantShares Equal Weighted Value Factor Fund, QuantShares Equal Weighted Low Beta Factor Fund, and QuantShares Equal Weighted High Momentum Factor Fund and to reflect the revisions in the names of the remaining funds covered by the Agreement; and

WHEREAS, Section 8(c) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the parties;

NOW THEREFORE, in consideration of the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend the Agreement as follows:

1. Exhibit A to the Agreement is hereby amended and restated as provided on Appendix A attached hereto.

2. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

3. All other terms and conditions of the Agreement remain in effect and are hereby incorporated herein by reference.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

FQF TRUST		FORESIDE FUND SERVICES, LLC

By:		By:
	Name: William DeRoche		Name: Mark Fairbanks, President
Title:

EX.99.e.iii

Appendix A

EXHIBIT A

AGFiQ U.S. Market Neutral Momentum Fund

AGFiQ U.S. Market Neutral Value Fund

AGFiQ U.S. Market Neutral Size Fund

AGFiQ U.S. Market Neutral Anti-Beta Fund

AGFiQ Hedged Dividend Income Fund

AGFiQ Equal Weighted High Momentum Factor Fund

AGFiQ Equal Weighted Low Beta Factor Fund

AGFiQ Equal Weighted Value Factor Fund